SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): June 17, 1997


                              UNITED GROCERS, INC.
               (Exact Name of Registrant as Specified in Charter)



     Oregon                           2-60487                   93-0301970
   (State or Other                  (Commission               (IRS Employer
   Jurisdiction of                  File Number)              Identification
   Incorporation)                                                   No.)


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

6433 S.E. Lake Road (Milwaukie, Oregon), Post Office Box 22187, Portland, Oregon 97222
    (Address of Principal Executive Offices)                                 (Zip Code)




       Registrant's telephone number, including area code: (503) 833-1000
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

                  (1) (i) DeLap, White & Raish, the independent  accounting firm
that  was  previously   engaged  as  the  principal   accountant  to  audit  the
registrant's financial statements, was dismissed effective June 17, 1997.

                  (ii) None of the reports of DeLap, White & Raish for the past two years contained any adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (iii) The decision to change accountants was recommended and approved by the board of directors of the registrant.

                  (iv) During the registrant's two most recent fiscal years and subsequent interim periods preceding the dismissal of DeLap, White & Raish, there were no disagreements between the registrant and DeLap, White & Raish on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of DeLap, White & Raish, would have caused DeLap, White & Raish to make reference to the subject matter of the disagreement or disagreements in its report.

                  (v) Subsequent to the completion of the audit for the fiscal year ended September 27, 1996, the registrant and DeLap, White & Raish learned additional information concerning the collectibility of certain advertising notes receivable and the realizability of certain new site development costs that led both the registrant and DeLap, White & Raish to believe further information was required to determine the appropriate treatment of those items for financial statements for subsequent periods. At the time Delap, White & Raish was dismissed, such further information had not been obtained and, accordingly, constituted unresolved material items as of the date of dismissal. Except as set forth in the preceding two sentences, during the registrant's two most recent fiscal years and subsequent interim periods preceding the dismissal of DeLap, White & Raish, the accounting firm did not:

                  (A) advise the registrant that the internal controls necessary for the registrant to develop reliable financial statements did not exist;

                  (B) advise the registrant that information had come to the accounting firm's attention that led it to no longer be able to rely on management's representations or made it unwilling to be associated with the financial statements prepared by management;

                  (C) advise the registrant of the need to expand significantly the scope of its audit, in a case where the scope of its audit was not subsequently expanded;

                  (D) advise the registrant that information had come to the accounting firm's attention within the registrant's two most recent fiscal years and succeeding period



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         that if  further  investigated  may have (i)  materially  impacted  the fairness or reliability of either a previously issued report or the underlying financial statements or subsequent financial statements issued or to be issued and covered by an audit report, or (ii) caused
         the   accounting   firm  to  be  unwilling  to  rely  on   management's
         representations or be associated with the registrant's financial statements, in a case where the accounting firm did not conduct such further investigation; or

                  (E) advise the registrant that information had come to the accounting firm's attention that it concluded materially impacted the fairness or reliability of either a previously issued audit report or the underlying financial statements or subsequent financial statements issued or to be issued and covered by an audit report (which issue was not resolved to the accounting firm's satisfaction prior to its dismissal).

                  (2) Effective June 17, 1997, the registrant engaged Coopers & Lybrand L.L.P. as its principal accountant to audit the registrant's financial statements. During the registrant's two most recent fiscal years and subsequent interim periods prior to the engagement of Coopers & Lybrand L.L.P., the registrant did not, nor did anyone on the registrant's behalf, consult Coopers & Lybrand L.L.P. regarding either (A) the application of accounting principles to a specified completed or proposed transaction, or the type of audit opinion that might be rendered on the registrant's financial statements as to which a written report or oral advice was provided to the registrant that was an important factor considered by the registrant in reaching a decision as to an accounting, auditing or financial reporting issue, or (B) any matter that was the subject of a disagreement between the registrant and DeLap, White & Raish or an event described in paragraph (1)(v) above.

                  (3) The registrant has provided DeLap, White & Raish with a copy of the disclosures it is making in this Form 8-K. The registrant requested that DeLap, White & Raish furnish the registrant with a letter addressed to the Securities and Exchange Commission stating whether DeLap, White & Raish agrees with the statements made by the registrant herein and, if not, stating the respects in which it does not agree. The letter subsequently furnished by DeLap, White & Raish is included as Exhibit 16 to this report.

ITEM 7.  EXHIBITS.

Exhibit 16        -        Letter regarding change in certifying accountant






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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    June 24, 1997                         UNITED GROCERS, INC.


                                                 By   /s/ John W. White
                                                          John W. White
                                                          Vice President



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